EXHIBIT 10.1
                                                             ------------


                         NATIONAL PENN BANCSHARES, INC.
                            EXECUTIVE INCENTIVE PLAN

                        AMENDMENT AND RESTATEMENT - 2003


         The National Penn Bancshares, Inc. Executive Incentive Plan (the "Plan") is hereby amended and restated in its entirety as follows:

         Since formation, National Penn Bancshares, Inc. ("NPB"), as a holding company for National Penn Bank (the "Bank"), has maintained in effect the executive incentive plan originally adopted by the Bank on July 26, 1978. NPB now desires to amend and restate the terms of the Plan as set forth herein.

         As amended and restated herein, the Plan is a variable award compensation arrangement for selected members of executive management. The purpose of the Plan is to motivate executives to meet and exceed established financial goals and to promote a superior level of performance relative to competitive banking institutions. Through payment of incentive compensation beyond a salary, the Plan provides reward for meeting and exceeding the established financial goals as well as recognition of individual achievements for certain employees.

         1. Definitions. The following terms have the meanings specified below, unless the context in which they are used otherwise requires:

         (a) "Affiliate" means any corporation which is included within a "controlled group of corporations" including NPB, as determined under Section 1563 of the Internal Revenue Code of 1986, as amended.

         (b) "CEO" means the Chief Executive Officer of NPB.

         (c) "Change in Control or Ownership" means:

                  (i) an acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934) of "beneficial ownership" (within the meaning of Rule 13d-3 under such Act) of securities of NPB representing 24.99% or more of the combined voting power of NPB's securities then outstanding;

                  (ii) a merger, consolidation or other reorganization of Bank, except where the resulting entity is controlled, directly or indirectly, by NPB;

                  (iii) a merger, consolidation or other reorganization of NPB, except where shareholders of NPB immediately prior to

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consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of NPB's Board of Directors;

                  (iv) a sale, exchange, transfer or other disposition of substantially all of the assets of the Employer to another entity, except to an entity controlled, directly or indirectly, by NPB;

                  (v) a sale, exchange, transfer or other disposition of substantially all of the assets of NPB to another entity, or a corporate division involving NPB; or

                  (vi) a contested proxy solicitation of the shareholders of NPB that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of NPB.

         (d) "Committee" means the Compensation Committee of the Board of Directors of NPB.

         (e) "Employer" means NPB or the Affiliate which employs the Participant.

         (f) "Fund" means the pool of funds generated, based on the formula established by the Committee, to be distributed to Plan Participants.

         (g) "Matching Deferral" means an annually determined percentage of the award (determined and approved by the Committee) received by a Participant under this Plan.

         (h) "Participant" means an eligible officer or employee of NPB or an Affiliate who is designated by the CEO and approved by the Committee for participation in the Plan for the relevant Plan Year, or a person who was such at the time of his retirement, death, disability or resignation and who retains, or whose beneficiaries obtain, benefits under the Plan in accordance with its terms.

         (i) "Plan Year" means the calendar year.

         (j) "Tax Deferral" means that portion of the award received by a Participant under the Plan which the Participant elects, pursuant to Schedule C attached hereto and made a part hereof, to receive as a deferred payment.



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         2. Plan Participation.
            -------------------

         (a) To be eligible for an award under this Plan, a Participant must be in the active full-time service of NPB or an Affiliate at the close of the Plan Year, continue to be employed as of the date of award payment, and be in a position with substantial responsibilities.

         (b) Effective January 1, 2004, prior to January 31 of each Plan Year, the CEO shall recommend to the Committee, in writing, those employees who are eligible to participate in the Plan for such Plan Year. The Committee shall meet as soon as practicable thereafter and act upon the recommendations of the CEO. Those employees approved by the Committee shall be entitled to participate in the Plan for such Plan Year.

         (c) At the Committee's discretion, the Committee may act upon the recommendation of the CEO with respect to participation of an employee whose employment with NPB or an Affiliate commences after January 1 but prior to July 1 of a Plan Year. Upon approval by the Committee, such Participant may participate in the Plan based on his or her earnings for such Plan Year.

         (d) Each year, the Committee shall classify the Participants into varying participation levels, as specified on Schedule A attached to this plan document, and shall specify defined award formulae for each category. The Committee also shall specify the method by which the amount to be allocated for the benefit of each Participant from the Fund shall be determined. Participants and their participation level will be listed on Schedule A attached to this plan document. This schedule will be revised each year, as appropriate.

         (e) At the Committee's discretion, the Committee may act upon the recommendation of the CEO with respect to participation by a Participant whose classification and level changes after January 1 but prior to July 1 of a Plan Year. Upon approval by the Committee, such Participant may participate in the Plan in the new classification based on his or her earnings for such Plan Year.

         (f) At the Committee's discretion, the Committee may act upon the recommendation of the CEO (or concerning CEO participation, on their own behalf), to remove a participant from the Plan during a Plan Year.

         3. Performance Goals.
            ------------------

         (a) Effective January 1, 2004, performance goals and appropriate financial thresholds shall be established each Plan Year by the Committee prior to January 31 of that Plan Year. The



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established  goals  shall  relate  to  the  financial  performance  of NPB or an
Affiliate or unit thereof.

         (b) Each year, the performance goals for the year will be shown on Schedule B attached to this plan document. This schedule shall be revised each year, as appropriate. There may be multiple goals and each goal may be weighted differently in the award calculation.

         (c) An award to a Participant may be conditioned on the performance of such Participant, as determined by the Committee.

         4. Calculation of Awards.
            ----------------------

         The creation of the Fund is dependent upon the results of the performance measures of NPB. The Fund is determined by totaling the award amounts for all Participants and then adding 20% of the total to create a pool for individual performance awards. Individual performance awards are in addition to the company performance award and may range from 0% of the individual participant's base pay to 20% of the individual"s base pay ( with the exception of Category A participants whose individual performance awards are limited to 20% of that year"s company portion bonus amount).

         Each participant will be in an award level which has a threshold, target(s), and optimum award with related company performance measures. Company performance falling between threshold, target(s), and optimum will be interpolated for award determination. Company performance above optimum will create higher Participant awards which are increased at a rate which is one-half the rate of increased award between target and optimum. Additional performance points between the threshold and optimum may also be established for varying business conditions.

         5. Distribution of Awards.
            -----------------------

         (a) Awards to Participants not deferred pursuant to Subparagraph (b) below shall be payable in cash as soon as practicable after the close of the Plan Year. Appropriate tax withholdings will be made through the payroll system.

         (b) (i) Participants may elect to have the payment of all or a portion of the balance of their awards deferred, i.e., the Tax Deferral amount. Effective January 1, 2004, such election shall be made before the beginning of the relevant Plan Year or, in the case of a new employee or a newly classified Participant, prior to his or her commencement of employment or new classification as a Participant, and shall be in the form of Schedule C attached to this plan document. The aggregate amount of the Tax Deferral for the Participants shall be credited to an account on the Employer's books (the "Tax Deferral Account"). The Tax Deferral



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Account  shall be credited,  as of the last day of each calendar  quarter,  with interest calculated at the rate paid on the Investors Trust Company Money Market account for such quarter.

         (ii) The human resources department of the Employer shall maintain individual accounts which shall reflect the share of each Participant in the Tax Deferral Account (each referred to as an "Individual Tax Deferral Account"). Interest credited to the Tax Deferral Account shall be allocated among the Participants in the respective proportions that the balance in each Participant's Individual Tax Deferral Account bears to the total balance in the Tax Deferral Account on the date that such interest is credited.

         (c) (i) The Committee shall cause an aggregate account to be established on the Employer's books for all Participants (the "Matching Deferral Account") and shall credit annually the Matching Deferral Account with an amount equal to the Matching Deferral of all applicable Participants. The Matching Deferral Account shall be credited, as of the last day of each calendar quarter, with interest calculated at the rate paid on the Investors Trust Company Money Market account for such quarter.

                  (ii) The human resources department of the Employer shall maintain individual accounts which shall reflect the share of each Participant in the Matching Deferral Account (each referred to as an "Individual Matching Deferral Account"). Interest credited to the Matching Deferral Account shall be allocated among the Participants in the respective proportions that the balance in each Participant's Individual Matching Deferral Account bears to the total balance in the Matching Deferral Account on the date that such interest is credited.

                  (iii) The human resources department of the Employer shall maintain records which shall reflect the amounts in each Participant's Individual Matching Deferral Account attributable to each Plan Year, i.e., for each Plan Year for which a Participant receives an award, such records shall show the amount of such award plus the interest earned thereon through the most recent date interest was credited thereon (for each Plan Year, such amount is referred to herein as the "Plan Year Balance"). The sum of all Plan Year Balances shall equal the total balance in a Participant's Individual Matching Deferral Account.

                  (iv) If, at the end of the fifth Plan Year following the Plan Year for which a particular award was made to a Participant, such Participant is still employed by NPB or an Affiliate or has retired at age 60 or later or has died on or before the last day of such Plan Year, such Participant's Individual Matching Deferral Account shall be credited by the Employer with an additional amount equal to the Plan Year Balance relating to the Plan Year of five years before (the "Matching Contribution").


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                  (v) For purposes of this subparagraph 5(c), Participant shall be deemed to be still employed by NPB or an Affiliate as of the last day of any Plan Year on which a balance exists in such Participant's Individual Matching Deferral Account if such Participant is no longer then performing services on behalf of NPB or such Affiliate as a result of such Participant's disability.

         (d) In the event of a Participant's death prior to receipt of his or her award earned hereunder (including amounts allocated to such Participant's Individual Matching Deferral Account and Individual Tax Deferral Account), the award shall be paid, within thirty (30) days of the last day of the calendar quarter during which the Participant"s death occurred, to the Participant's designated beneficiary under the Employer's group life insurance plan or, in the absence of a valid designation, to the Participant's estate.

         6. Manner of Payment of Matching and Tax Deferral Amounts.

         (a) Prior to the end of the fifth Plan Year following the Plan Year for which an award was made to a Participant, such Participant may elect to have the balance on the last day of such fifth Plan Year in such Participant's Individual Matching Deferral Account, after the addition of the Matching Contribution (in the aggregate, the "Total Balance"), transferred and credited to such Participant's Individual Tax Deferral Account, if any, for distribution in accordance with the Participant's irrevocable election pursuant to Schedule C. Such an election shall be in the form of Schedule D attached to this plan document. If the Participant does not elect to transfer the Total Balance to the Participant's Individual Tax Deferral Account, or if the Participant does not have an Individual Tax Deferral Account, the Total Balance shall be paid in cash to the Participant as soon as practicable after the close of the Plan Year, with appropriate withholdings.

         (b) The amount credited to a Participant's Individual Tax Deferral Account, including amounts transferred pursuant to subparagraph (a) immediately above, shall be paid to such Participant in one lump sum or in annual installments. The actual manner of distribution will be in accordance with the Participant's irrevocable election, the form of which is attached hereto as Schedule C; provided, however, that if the Participant selects a distribution in annual installments, such installment will be paid in a manner which complies with any applicable rules, regulations or laws.

         7. Funding.
            --------

         (a) Deferred award obligations under the Plan shall be paid from the general assets of NPB or an Affiliate.



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         (b) NPB, or an Affiliate, in its sole discretion, may earmark assets or other means to meet the deferred award obligations provided under the Plan. Any assets which may be earmarked to meet NPB's or an Affiliate's deferred award obligations provided under the Plan shall continue for all purposes to be part of the general funds of NPB or an Affiliate and no person other than NPB or the Affiliate shall by virtue of the provisions of the Plan have any interest in such assets. To the extent a Participant or his beneficiary acquires a right to receive deferred award payments from NPB or an Affiliate under the Plan, such right shall be no greater than the right of any unsecured general creditor of NPB or an Affiliate.

         (c) Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between NPB or an Affiliate and a Participant or any other person.

         8. Plan Administration.
            --------------------

         (a) The Committee shall, with respect to the Plan, have full power and authority to construe, interpret and manage, control and administer the Plan, and to pass and decide upon cases in conformity with the objectives of the Plan under such rules as the Board of Directors of NPB may establish.

         (b) Any decision made or action taken by the Board of Directors of NPB or the Committee arising out of, or in connection with the administration, interpretation, and effect of the Plan shall be at their absolute discretion and shall be conclusive and binding on all parties.

         (c) The members of the Committee and the members of the Board of Directors of NPB shall not be liable for any act or action, whether of omission or commission, made in connection with the interpretation and administration of the Plan and which results in a loss, damage, expense or depreciation, except when due to their own gross negligence or willful misconduct.

         9. Amendment and Termination.
            --------------------------

         NPB reserves the right to amend the Plan from time to time and to terminate the Plan at any time. All amendments, including any amendment to terminate the Plan, shall be adopted by the Board of Directors of NPB.



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         10. Change in Control or Ownership.
             -------------------------------

         (a) Subject to the further terms and provisions of this Paragraph 10, the Plan shall automatically terminate on the date that a Change in Control or Ownership shall occur, without necessity of any action by the Board of Directors of NPB.

         (b) If a Change in Control or Ownership shall occur, each Participant's Individual Matching Deferral Account shall be credited, as of the day immediately preceding the date on which such Change in Control or Ownership occurred, with additional amounts as follows: An amount equal to each Plan Year Balance shall be credited by the Employer to such Participant's Individual Matching Deferral Account (such additional amounts are referred to herein as "Change in Control Matching Contributions").

         (c) If a Change in Control or Ownership shall occur, the Employer shall pay each Participant a cash amount equal to the total amounts credited, as of the date such Change in Control or Ownership occurred, to (i) such Participant's Individual Matching Deferral Account (including all Change in Control Matching Contributions made pursuant to subparagraph (b) hereof) and (ii) such Participant's Individual Tax Deferral Account, if any. The Employer shall pay such total amounts to the Participants within thirty (30) days of the termination of the Plan (as provided in subparagraph (a) hereof).

         11. Effective Date.
             ---------------

         The effective date of this amendment and restatement of the Plan shall be January 1, 2004. It shall apply to Plan Year 2004 and thereafter.

         All accounts of Plan participants existing as of December 31, 2003, and all awards to be made under the Plan for Plan Year 2003, shall be governed by the provisions of the Plan as in effect prior to this amendment and restatement of the Plan.

         12. Miscellaneous Provisions.
             -------------------------

         (a) The Plan does not constitute a contract of employment, and participation in the Plan shall not give any Participant the right to be retained in the service of NPB or an Affiliate or any right or claim to a benefit under the Plan unless such right or claim has specifically accrued under the terms of this plan document.

         (b) NPB or an Affiliate reserves the right to withhold from any deferred award payments payable hereunder, any amounts required to be withheld under the federal income tax laws.



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         (c) The captions of the several paragraphs and subparagraphs of this
Plan are inserted for convenience of reference only and shall not be considered in the construction hereof.

         (d) Whenever any word is used herein in the singular form, it shall be construed as though it were used in the plural form, as the context requires, and vice versa.

         (e) A masculine, feminine or neuter pronoun, whenever used herein, shall be construed to include all genders as the context requires.

         (f) This plan document may be executed in any number of counterparts, each of which shall be deemed one and the same instrument which may be sufficiently evidenced by any one counterpart.

         (g) Except to the extent pre-empted by federal law, this plan document shall be construed, administered, and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

         (h) The Board of Directors of NPB may adjust the financial targets and/or awards generated under this plan for extraordinary gains and losses to best reflect the overall interests of the shareholders.



Approved By:

Board of Directors:
                  --------------------------

Date:  November 26, 2003
      --------------------------





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                                   SCHEDULE A
                                   ----------


         Participants  for  the  __________  Plan  Year  consist  of  Categories
___________________.

         It is anticipated that the following named persons will meet the eligibility requirements for participation as of December 31, _________. It is expected that there could be additional individuals whose eligibility would be determined later in the year, and would be named a participant as of December 31, _________.

                 Named participants are classified accordingly:

                 CATEGORY A (___ persons) (name and grade level)


                CATEGORY B (____ persons) (name and grade level)


                CATEGORY C (____ persons) (name and grade level)


                         [INSERT NAMES AND GRADE LEVELS]






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                                   SCHEDULE B
                                   ----------

                         NATIONAL PENN BANCSHARES, INC.

                            EXECUTIVE INCENTIVE PLAN

                  _______ PERFORMANCE GOALS AND AWARD SCHEDULE

                               [SUBJECT TO CHANGE]

         Awards pursuant to the Plan will not be made unless the internal and external performance goals set forth below are met.



                                 Company Portion
(Yr.) Earnings Per Share

                               Threshold            Market Target           NPB Target               Optimum
                              $__________            $__________            $_________             $_________
       Category                                               % of Base Salary
           A                      20%                    40%                    50%                    60%
           B                      15%                   27.5%                  33.8%                   40%
           C                      12%                    20%                    24%                    28%

                                                             Individual Portion
          All                   0%-20%                 0%-20%                 0%-20%                 0%-20%



Parameters:
-----------

      o  No awards will be paid for performance under threshold.



      o After the total Company Portion award is determined an additional 20% of the total is available for distribution to individuals for Individual Performance. These individual awards may not exceed 20% of the participant"s base pay ( except for Category A which is capped at 20% of the Company Award amount).


      o Awards for performance between threshold, target(s) and optimum will be interpolated.


      o Performance above optimum will result in awards interpolated at one half the rate of increase between target and optimum.




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      o  A  participant  must be continued to be employed  through award payment date to receive an award.


      o In certain circumstances an individual participant"s performance may be determined to be inadequate and would not receive any award under this plan


         Individual Matching Account " For _____ (yr.) the Individual Matching Deferral Account will be established at _____% of each individual"s award as determined above.













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                                   SCHEDULE C
                                   ----------

                         NATIONAL PENN BANCSHARES, INC.

                            EXECUTIVE INCENTIVE PLAN

                            DEFERRAL ELECTION LETTER





TO THE COMMITTEE:



         In accordance with the National Penn Bancshares, Inc. Executive Incentive Plan, as amended and restated in 2003, I hereby request to defer receipt of that portion of any award earned by me (to the extent provided in Paragraph 2 below) for services rendered as an eligible Participant in the Plan during the calendar year specified below and eligible to be received in cash. This election shall be governed by all of the provisions of the Plan.



         1. This request shall be effective beginning with calendar year
_________.



         2. This request shall apply to ________________________ of my award. (Expressed as "all" or a designated dollar or percentage limitation.)



         3. My deferred award and the interest thereon shall become payable on the January 1 next following the date I retire or otherwise cease to be employed by NPB or an Affiliate of NPB.



         4. I irrevocably elect that, when payable, my deferred award and the interest thereon shall be paid to me as indicated below:



          (       )  In one lump sum.



          (       )  In a series of five annual installments.



          (       )  In a series of ten annual installments.



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         I agree that such terms and conditions shall be binding upon my beneficiaries, distributees, and personal representatives.



Unless noted below, my beneficiaries shall be the same as designated for my group life insurance.







______________________     ______________________________________

Date                          Participant





                              Approved By:





______________________     ______________________________________

Date                          Chairman of the Committee






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                                   SCHEDULE D
                                   ----------

                         NATIONAL PENN BANCSHARES, INC.

                        EXECUTIVE INCENTIVE PLAN TRANSFER

                                 ELECTION LETTER





TO THE COMMITTEE:



         In accordance with the National Penn Bancshares, Inc. Executive Incentive Plan, as amended and restated in 2003, I Hereby request to transfer the balance in the Individual Matching Deferral Account established in my name for the award earned by me for services rendered as an eligible Participant in the Plan during the calendar year specified below, eligible to be received in cash, to the Individual Tax Deferral Account established in my name for the award earned by me for services rendered as an eligible Participant in the Plan. This election shall be governed by all of the provisions of the Plan.



         1. This request shall be for the Individual Matching Deferral Account established in my name for the award earned by me for calendar year
_______________.



         2. Payment of the award transferred and deferred pursuant hereto shall be in accordance with the election made for the Tax Deferral amount voluntarily deferred pursuant to deferral election letter dated
_________________.





_____________________         ___________________________________

Date                          Participant





                              Approved By:





_____________________         ___________________________________

Date                          Chairman of the Committee




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